Exhibit 10.11
[COMPANY LETTERHEAD]
________________, 2005
________________
________________
________________
Dear ____________:
     Reference is made to that certain Change of Control Benefits Agreement (the “Change of Control Agreement”), dated as of ____________, by and between you and SanDisk Corporation, a Delaware corporation (the “Company”). This letter sets forth our agreement to amend the Change of Control Agreement as described below.
     Section 3 of the Change of Control Agreement is hereby amended and restated, effective immediately, to read in its entirety as follows:
“3. EQUITY AWARDS. Upon the occurrence of a Change of Control, for purposes of the Executive’s vesting in any stock option or other stock award granted by the Company to the Executive that is outstanding at that time (each, an “Outstanding Award”), the Executive shall be deemed to have completed one additional year of vesting service as of such Change of Control date. Any portion of an Outstanding Award that vests as a result of such additional year of vesting service shall be deemed to be vested as of the Change of Control date. Any portion of such Outstanding Award that has not vested after giving effect to the foregoing sentence shall continue to vest in accordance with the terms of the applicable award agreement but subject to the Executive’s additional year of deemed vested service. (For example, if a Change of Control occurred on October 1, 2005 and an Outstanding Award were scheduled to vest in three equal installments on January 1, 2006, January 1, 2007 and January 1, 2008, the January 1, 2006 installment would vest as of the date of the Change of Control as a result of the deemed extra year of vesting service, and the remaining two installments would, after giving effect to the additional year of vesting service, be deemed to vest on January 1, 2006 and January 1, 2007.)”

     Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter agreement where indicated below and returning the executed copy to the Company.

Sincerely, SanDisk Corporation, a Delaware corporation
By:
	Name:	_____________________
Its: ________________

Acknowledged and Agreed:
[Name]
By:
          ________________________________________
          [Name]